Exhibit 107

Calculation of FILING Fee TABLE

form s-8

(Form Type)

Chindata Group Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A Ordinary shares, par value US$0.00001 per share(1)	Other(4)	7,337,594(3)	US$3.60(4)	US$26,415,338.40	0.0000927	US$2,448.70
Total Offering Amounts					US$26,415,338.40		US$2,448.70
Total Fee Offsets							—
Net Fee Due							US$2,448.70

(1)

The securities to be registered hereby may be represented by American depositary shares (the “ADS”), of Chindata Group Holdings Limited (the “Registrant”). Each ADS represents two Class A ordinary shares, par value of US$0.00001 per share, of the Registrant (the “Class A Ordinary Shares”). The Registrant’s ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-248984).

(2)

In accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) to which this exhibit 107 is a part also covers an indeterminate number of additional securities which may be offered and issued under the Chindata Group Holdings Limited 2020 Share Option Plan (the “Plan”) to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Plan. Any Ordinary Shares covered by an award granted under the Plan (or portion of an award) that expires, for any reason, is cancelled or terminated without having been exercised or settled or that is forfeited or repurchased and held as treasury shares shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A Ordinary Shares which may be issued under the Plan.

(3)

Represents 7,337,594 Class A Ordinary Shares that are available for future issuance under the Plan, which were not previously registered under the registration statement on Form S-8 (File No. 333-251911) as initially filed with the Securities and Exchange Commission on January 6, 2021.

(4)

Estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act based on the average of the high and low prices of the Registrant’s ADSs as reported on the Nasdaq Global Select Market on June 17, 2022, a date that is within five business days prior to the date on which this Registration Statement is being filed and adjusted for the Class A Ordinary Share to ADS ratio. One of the Registrant’s ADSs represents two Class A Ordinary Shares.